UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2023

HyreCar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

915 Wilshire Blvd, Suite #1950 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	HYRE	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2023, the Board of Directors (the “Board”) of HyreCar Inc. (the “Company”) terminated the employment of its President, Brian Allan, effective February 21, 2023.

Additionally, on February 21, 2023, the Board appointed Eduardo Iniguez to serve as the Company’s Chief Executive Officer. Mr. Iniguez had been serving as the Company’s Interim Chief Executive Officer since December 8, 2022 and will continue to serve as the Company’s Chief Financial Officer in addition to his role as Chief Executive Officer.

A description of Eduardo Iniguez’s business experience which is required to be disclosed by Item 401(e) of Regulation S-K can be found in the Company’s 8-K filed on September 19, 2022 and is incorporated by reference herein.

On February 21, 2023, the Board also appointed AJ Lee as the Company’s Chief Operating Officer.

Mr. Lee, 38, joined the Company as the Senior Vice President of Growth in January 2022 and currently leads the Company’s Sales, Marketing, and Operations functions. Prior to joining the Company, Mr. Lee served as the Senior Vice President of Growth at Airspace Technologies, a logistics company using artificial intelligence and machine learning to move time-critical shipments, a position he held since July 2021. Prior to Airspace, between September 2018 and July 2021, Mr. Lee held various positions at NEXT Trucking, a digital freight marketplace, including Senior Vice President of Marketing and Growth Strategy, where he led the growth marketing, expansion, and marketplace strategy teams. Prior to NEXT Trucking, Mr. Lee also held management roles with Amazon and Vanguard. Mr. Lee is a 2006 graduate of the University of Pennsylvania, where he received a BA magna cum laude, and received an MBA from the Tuck School of Business at Dartmouth in 2013 and an MPA from the Harvard Kennedy School in 2014.

In connection with Mr. Iniguez’s appointment as Chief Executive Officer, the Board approved an annual base salary of $450,000 for Mr. Iniguez. In connection with Mr. Lee’s appointment as Chief Operating Officer, the Board approved an annual base salary of $350,000 for Mr. Lee.

There are no arrangements or understandings between Mr. Iniguez or Mr. Lee and any other person related to their appointments as Chief Executive Officer and Chief Operating Officer, respectively. There are no family relationships between Mr. Iniguez or Mr. Lee and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Iniguez or Mr. Lee that would require disclosure pursuant to Item 404(a) of Regulation S K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Date: February 24, 2023	By:	/s/ Eduardo Iniguez
Eduardo Iniguez
Chief Executive Officer